Exhibit 23.1

www.bdo.in	Magnum Global Park,
Floor 21, Sector 58,
Golf Course Extension Road,
Gurugram 122011, INDIA

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2025, relating to the consolidated financial statements of SS Innovations International Inc. (“the Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO India LLP BDO India LLP Gurugram, India April 25, 2025

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BDO India LLP, an Indian limited liability partnership firm, with LLP Identity No. AAB 7880, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

Head Office: The Ruby, Level 9, North West Wing, Senapati Bapat Marg, Dadar (W), Mumbai 400028, INDIA | Tel: +91 22 6228 0817